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                                                                  Exhibit 23
                                                                      To
                                                             Form 11-K for 2000


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-29332), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-36380), Form S-8 (File No. 333-38743), Form S-8 (File No.
33-1487), Form S-8 (File No. 33-36831), Form S-8 (File No. 333-38763), Form
S-8 (File No. 333-86971), Form S-8 (File No. 33-29331), Form S-8 (File No.
333-28385), Form S-8 (File No. 333-28381), Form S-8 (File No. 33-60209), Form
S-8 (File No. 333-77011), Form S-8 (File No. 333-60370), Form S-8 (File No.
333-60376), Form S-8 (File No. 333-60378), Form S-8 (File No. 333-60384) of
Broadwing Inc. of our report dated June 15, 2001 relating to the financial statements of Cincinnati Bell Inc. Savings and Security Plan, which appears on this Form 11-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
Cincinnati, Ohio
June 22, 2001